UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14C
INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
OF THE SECURITIES EXCHANGE ACT OF 1934
(Amendment No.      )
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Preliminary Information Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

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Definitive Information Statement

ProFrac Holding Corp.

(Name of Registrant as Specified in its Charter)
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Fee computed on table in exhibit required by Item 25(b) of Schedule 14A (17 CFR 240.14a-101) per Item 1 of this Schedule and Exchange Act Rules 14c-5(g) and 0-11.

PROFRAC HOLDING CORP.
333 Shops Boulevard, Suite 301
Willow Park, TX 76087
(254) 776-3722
NOTICE OF ACTION BY WRITTEN CONSENT OF THE HOLDERS OF
A MAJORITY OF THE OUTSTANDING VOTING STOCK OF PROFRAC HOLDING CORP.
WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY
[•] [•], 2025
To the Stockholders of ProFrac Holding Corp.:
This Notice and the accompanying Information Statement are being furnished to the holders of Class A Common Stock, $0.01 par value per share (the “Class A Common Stock”), of ProFrac Holding Corp., a Delaware corporation (“ProFrac,” the “Company,” “we,” “us” or “our”), as of the close of business on September 19, 2025 (the “Record Date”), pursuant to Rule 14c-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
ProFrac Holdings II, LLC, an indirect wholly-owned subsidiary of the Company (“PF Holdings II”), is a party to a Shared Services Agreement, dated as of May 3, 2022 (the “Shared Services Agreement”), with Wilks Brothers, LLC (“Wilks Brothers”). Wilks Brothers is a management company which provides administrative support to various businesses within its portfolio. The Shared Services Agreement, a copy of which is attached to the accompanying Information Statement as Annex A, provides, among other things, that in exchange for Wilks Brothers providing certain management and oversight advisory services to PF Holdings II, PF Holdings II agreed to pay Wilks Brothers $7,000,000 annually as a flat fee (the “Services Fee”), payable in cash in equal quarterly installments.
PF Holdings II and Wilks Brothers amended the Shared Services Agreement by entering into a Letter Agreement on June 30, 2025 (the “Letter Agreement”), a copy of which is attached to the accompanying Information Statement as Annex B. The Letter Agreement was entered into in connection with certain financing transactions that were previously disclosed and that are further described in the accompanying Information Statement. The Letter Agreement provides, among other things, that the Services Fee shall not be payable in cash and instead shall be payable only in shares of Class A Common Stock until such time as PF Holdings (as defined below) and its Subsidiaries (as defined in the ABL Credit Agreement, as defined below) have satisfied a certain Liquidity Condition (as defined and further described in the accompanying Information Statement). Any payment of the Services Fee in shares of Class A Common Stock prior to the satisfaction of the Liquidity Condition will be determined by dividing $1,750,000 (subject to pro-ration as provided in the Letter Agreement) by the 10-day Volume-Weighted Average Price (“VWAP”) of the Class A Common Stock at the end of each quarter. Upon satisfaction of the Liquidity Condition, the Services Fee shall again become payable in cash in accordance with the terms of the Shared Services Agreement (subject to pro-ration as provided in the Letter Agreement).
As used herein, references to the “ABL Credit Agreement” mean that certain Credit Agreement, dated March 4, 2022, among ProFrac Holdings, LLC, a Texas limited liability company and an indirect wholly-owned subsidiary of the Company (“PF Holdings”), PF Holdings II, the other guarantors party thereto, the lenders party thereto, and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent thereunder (as amended, restated, amended and restated, supplemented or otherwise modified from time to time).
Payment of the Services Fee in shares of Class A Common Stock may be deemed to be an equity compensation or other arrangement under applicable rules of The Nasdaq Stock Market LLC (“Nasdaq”), which require shareholder approval. The Letter Agreement further provides that, notwithstanding anything to the contrary contained therein, no payment of the Services Fee in shares of Class A Common Stock shall be made until the Company has obtained shareholder approval therefor in accordance with applicable Nasdaq listing standards and has complied with applicable rules and regulations promulgated under the Exchange Act relating thereto, including without limitation, if applicable, Exchange Act Rule 14c-2’s information statement filing and transmittal requirements relating to corporate actions taken by written consent (the “Approval Condition”).
Wilks Brothers is a manager-managed limited liability company. Wilks Brothers is managed by Dan H. Wilks and Farris Wilks, who are brothers and are the founders and principal stockholders of the Company (the “Principal Stockholders”). Their sons, Matthew D. Wilks and Johnathan Ladd Wilks, are the Company’s Executive Chairman and Chief Executive Officer, respectively. In addition, Sergei Krylov, one of the Company’s directors, serves as Investment Partner and Chief Financial Officer of Wilks Brothers. As reported in the Schedule 13D (Amendment No. 10) filed with the SEC on August 18, 2025 by Dan H. Wilks and Farris Wilks, together with certain entities owned by or affiliated with them and certain of their family members (including Matthew D. Wilks), as of such date such reporting persons collectively beneficially own 151,864,809 shares of our Class A Common Stock, representing approximately 82.7% of such Class A Common Stock outstanding as of September 19, 2025, based on SEC rules governing the determination of beneficial ownership of securities.
In connection with the foregoing:
•
In accordance with the Company’s Related Party Transactions Policy and the charter of the Audit Committee of the Board of Directors of the Company (the “Audit Committee”), the Audit Committee reviewed the Letter Agreement and, on June 27, 2025, approved the payment of the Services Fee in shares of Class A Common Stock, to be determined by dividing $1,750,000 (or such lesser amount pursuant to the Letter Agreement) by the 10-day VWAP for the Class A Common Stock at the end of each quarter.

•
The Principal Stockholders, through and together with certain entities owned by or affiliated with them, collectively the holders of a majority of our outstanding shares of Class A Common Stock (the “Majority Stockholders”), approved, pursuant to a written consent in lieu of a special meeting of stockholders (the “Written Consent”), the issuance of shares of Class A Common Stock pursuant to the terms of the Letter Agreement, with such issuance to be determined pursuant to the VWAP formula set forth in the Letter Agreement (the “Corporate Action”).

As of the Record Date for the determination of stockholders entitled to receive notice of the approval of the Corporate Action and to receive a copy of the accompanying Information Statement, there were 180,871,183 issued and outstanding shares of Class A Common Stock. The written consent of a majority of such outstanding shares of the Class A Common Stock was necessary to authorize the Corporate Action.
As of the September 19, 2025 date of each of the Written Consent and the Record Date, the Majority Stockholders held an aggregate of 137,214,392 shares of Class A Common Stock of record, which represented approximately 75.86% of the outstanding Class A Common Stock as of such date.
On September 19, 2025, the Majority Stockholders executed and delivered to us the Written Consent. The Written Consent constitutes the only stockholder approval required under the Delaware General Corporation Law (“DGCL”), our Second Amended and Restated Certificate of Incorporation (the “Charter”) and our Amended and Restated Bylaws (the “Bylaws”) to approve the Corporate Action. Accordingly, no further vote of or action by our stockholders is required to approve the Corporate Action.
The purpose of this Notice and the accompanying Information Statement is only to (1) inform our stockholders of the Corporate Action before it takes effect in accordance with Rule 14c-2 promulgated under the Exchange Act and (2) provide the notice required under Section 228(e) of the DGCL. The Information Statement is being distributed and made available on or about [•] [•], 2025 to stockholders of record as of the Record Date. The Corporate Action shall be effective on or about [•] [•], 2025, or approximately 20 calendar days after this Information Statement is first distributed and made available to our stockholders.
THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS, AND NO STOCKHOLDERS MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED

HEREIN. THIS INFORMATION STATEMENT IS BEING FURNISHED TO YOU SOLELY FOR THE PURPOSE OF INFORMING STOCKHOLDERS OF THE MATTERS DESCRIBED HEREIN PURSUANT TO SECTION 14(C) OF THE EXCHANGE ACT AND THE REGULATIONS PROMULGATED THEREUNDER, INCLUDING REGULATION 14C. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.
By order of the Board of Directors
Sincerely,

Matthew D. Wilks
Executive Chairman and Director

PROFRAC HOLDING CORP.
333 Shops Boulevard, Suite 301
Willow Park, TX 76087
(254) 776-3722

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY
This Information Statement is being furnished to the holders of Class A Common Stock, $0.01 par value per share (the “Class A Common Stock”), of ProFrac Holding Corp., a Delaware corporation (“ProFrac,” the “Company,” “we,” “us” or “our”), as of the close of business on September 19, 2025 (the “Record Date”), pursuant to Rule 14c-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
ProFrac Holdings II, LLC, an indirect wholly-owned subsidiary of the Company (“PF Holdings II”), is a party to a Shared Services Agreement, dated as of May 3, 2022 (the “Shared Services Agreement”), with Wilks Brothers, LLC (“Wilks Brothers”). Wilks Brothers is a management company which provides administrative support to various businesses within its portfolio. The Shared Services Agreement, a copy of which is attached to this Information Statement as Annex A, provides, among other things, that in exchange for Wilks Brothers providing certain management and oversight advisory services to PF Holdings II, PF Holdings II agreed to pay Wilks Brothers $7,000,000 annually as a flat fee (the “Services Fee”), payable in cash in equal quarterly installments.
PF Holdings II and Wilks Brothers amended the Shared Services Agreement by entering into a Letter Agreement on June 30, 2025 (the “Letter Agreement”), a copy of which is attached to this Information Statement as Annex B. The Letter Agreement was entered into in connection with certain financing transactions that were previously disclosed and that are further described below (the “June 2025 Financing Transactions”). The Letter Agreement provides, among other things, that the Services Fee shall not be payable in cash and instead shall be payable only in shares of Class A Common Stock until such time as PF Holdings (as defined below) and its Subsidiaries (as defined in the ABL Credit Agreement, as defined below) have Liquidity (as defined in the ABL Credit Agreement) of at least $120,000,000, as determined based upon the calculations set forth in the most recently delivered Borrowing Base Certificate (as defined in the ABL Credit Agreement) (the “Liquidity Condition”). Any payment of the Services Fee in shares of Class A Common Stock prior to the satisfaction of the Liquidity Condition will be determined by dividing $1,750,000 (subject to pro-ration as provided in the Letter Agreement) by the 10-day Volume-Weighted Average Price (“VWAP”) of the Class A Common Stock at the end of each quarter. Upon satisfaction of the Liquidity Condition, the Services Fee shall again become payable in cash in accordance with the terms of the Shared Services Agreement (subject to pro-ration as provided in the Letter Agreement).
As used herein, references to the “ABL Credit Agreement” mean that certain Credit Agreement, dated March 4, 2022, among ProFrac Holdings, LLC, a Texas limited liability company and an indirect wholly-owned subsidiary of the Company (“PF Holdings”), PF Holdings II, the other guarantors party thereto, the lenders party thereto, and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent thereunder (as amended, restated, amended and restated, supplemented or otherwise modified from time to time).
Payment of the Services Fee in shares of Class A Common Stock may be deemed to be an equity compensation or other arrangement under applicable rules of The Nasdaq Stock Market LLC (“Nasdaq”), which require shareholder approval. The Letter Agreement further provides that, notwithstanding anything to the contrary contained therein, no payment of the Services Fee in shares of Class A Common Stock shall be made until the Company has obtained shareholder approval therefor in accordance with applicable Nasdaq listing standards and has complied with applicable rules and regulations promulgated under the Exchange Act relating thereto, including without limitation, if applicable, Exchange Act Rule 14c-2’s information statement filing and transmittal requirements relating to corporate actions taken by written consent (the “Approval Condition”).
Wilks Brothers is a manager-managed limited liability company. Wilks Brothers is managed by Dan H. Wilks and Farris Wilks, who are brothers and are the founders and principal stockholders of the Company (the “Principal Stockholders”). Their sons, Matthew D. Wilks and Johnathan Ladd Wilks, are the Company’s Executive Chairman and Chief Executive Officer, respectively. In addition, Sergei Krylov, one of the Company’s directors, serves as Investment Partner and Chief Financial Officer of Wilks Brothers. As reported in the Schedule 13D (Amendment No. 10) filed with the SEC on August 18, 2025 by Dan H. Wilks and Farris Wilks, together with certain entities owned by or affiliated with them and certain of their family members (including Matthew D. Wilks), as of such date such reporting persons collectively beneficially own 151,864,809 shares of our Class A Common Stock, representing approximately 82.7% of such Class A Common Stock outstanding as of September 19, 2025, based on SEC rules governing the determination of beneficial ownership of securities.
In connection with the foregoing:
•
In accordance with the Company’s Related Party Transactions Policy and the charter of the Audit Committee of the Board of Directors of the Company (the “Audit Committee”), the Audit Committee reviewed the Letter Agreement, and, on June 27, 2025, approved the payment of the Services Fee in shares of Class A Common Stock, to be determined by dividing $1,750,000 (or such lesser amount pursuant to the Letter Agreement) by the 10-day VWAP for the Class A Common Stock at the end of each quarter.

•
The Principal Stockholders, through and together with certain entities owned by or affiliated with them, collectively the holders of a majority of our outstanding shares of Class A Common Stock (the “Majority Stockholders”), approved, pursuant to a written consent in lieu of a special meeting of stockholders (the “Written Consent”), the issuance of shares of Class A Common Stock pursuant to the terms of the Letter Agreement, with such issuance to be determined pursuant to the VWAP formula set forth in the Letter Agreement (the “Corporate Action”).

As of the Record Date for the determination of stockholders entitled to receive notice of the approval of the Corporate Action and to receive a copy of this Information Statement, there were 180,871,183 issued and outstanding shares of Class A Common Stock. The written consent of a majority of such outstanding shares of the Class A Common Stock was necessary to authorize the Corporate Action.
As of the September 19, 2025 date of each of the Written Consent and the Record Date, the Majority Stockholders held an aggregate of 137,214,392 shares of Class A Common Stock of record, which represented approximately 75.86% of the outstanding Class A Common Stock as of such date.
On September 19, 2025, the Majority Stockholders executed and delivered to us the Written Consent. The Written Consent constitutes the only stockholder approval required under the Delaware General Corporation Law (“DGCL”), our Second Amended and Restated Certificate of Incorporation (the “Charter”) and our Amended and Restated Bylaws (the “Bylaws”) to approve the Corporate Action. Accordingly, no further vote of or action by our stockholders is required to approve the Corporate Action.
This Information Statement is being furnished only to (1) inform our stockholders of the Corporate Action before it takes effect in accordance with Rule 14c-2 promulgated under the Exchange Act and (2) provide the notice required under Section 228(e) of the DGCL. This Information Statement is being distributed and made available on or about [•] [•], 2025 to stockholders of record as of the Record Date. The Corporate Action shall be effective on or about [•] [•], 2025, or approximately 20 calendar days after this Information Statement is first distributed and made available to our stockholders.

APPROVAL OF THE CORPORATE ACTION
Background
The June 2025 Financing Transactions
As previously disclosed:
•
On June 26, 2025, the Company and the parties to that certain Term Loan Credit Agreement, dated December 27, 2023, by and among Alpine Holding II, LLC, PF Proppant Holding, LLC (“PFP Holding”), the subsidiary guarantor parties thereto, the several lenders thereto, and CLMG Corp. as the agent and collateral agent (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Alpine Term Loan Credit Agreement”), entered into Amendment No. 3 to Alpine Term Loan Credit Agreement and Amendment No. 1 to Guarantee Agreement (the “Third Amendment” and the Alpine Term Loan Credit Agreement, as amended by the Third Amendment, the “Amended Alpine Term Loan Credit Agreement”).

•
Under the terms of the Third Amendment, among other things (as each capitalized term not otherwise defined herein is defined in the Amended Alpine Term Loan Credit Agreement): (i) the amortization payment required to be made by PFP Holding with respect to each of the calendar quarters ending June 30, 2025, September 30, 2025 and December 31, 2025 was reduced from $15,000,000 to $5,000,000 (as such amount may be further reduced in accordance with the terms of the Amended Alpine Term Loan Credit Agreement); (ii) PFP Holding agreed to pay an exit fee equal to $3,350,000 in the event that PFP Holding makes any prepayment, repayment or payment (whether voluntary or mandatory) in full in cash of the Term Loans or the Obligations are accelerated for any reason; and (iii) testing of the Total Net Leverage Ratio was deferred by one year to March 31, 2027.

•
On June 30, 2025, PF Holdings II and the guarantors party thereto entered into a Purchase Agreement (the “Purchase Agreement”) with Beal Bank USA and Wilks Brothers pursuant to which PF Holdings II agreed to issue and sell $60.0 million aggregate principal amount of its Senior Secured Floating Rate Notes due 2029 (the “New Notes”) in a private placement. An aggregate of $20.0 million of New Notes was purchased by Wilks Brothers on June 30, 2025. An additional $20.0 million aggregate principal amount of New Notes will be purchased by Wilks Brothers and Beal Bank, USA on September 30, 2025 and an additional $20.0 million aggregate principal amount of New Notes will be purchased by Beal Bank, USA on December 15, 2025, provided that PF Holdings II has the option to defer the September 30, 2025 issuance to December 15, 2025 or to cancel such additional issuances. Such additional issuances are subject to certain customary closing conditions.

•
As described in more detail above, Wilks Brothers is an affiliate of Dan H. Wilks and Farris Wilks, who are brothers and the Company’s founders and principal stockholders. Their sons, Matthew D. Wilks and Johnathan Ladd Wilks, are the Company’s Executive Chairman and Chief Executive Officer, respectively.

•
The net proceeds from the issuance of the New Notes will be used to fund capital expenditures with any remaining proceeds used for general corporate purposes. The New Notes were offered and sold by PF Holdings II in a private placement transaction in reliance on exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) of the Securities Act.

•
The New Notes are being issued as additional notes pursuant to the indenture, dated as of December 27, 2023 (as supplemented prior to the date hereof, the “Existing Indenture”), by and among PF Holdings II, the guarantors party thereto and U.S. Bank Trust Company, National Association, as trustee, calculation agent and collateral agent, as supplemented by the fifth supplemental indenture, dated as of June 30, 2025 (collectively with the Existing Indenture, the “Indenture”).

•
The New Notes and the notes previously issued under the Indenture (the “Existing Notes”) will be treated as a single series of securities under the Indenture and the New Notes will have substantially identical terms, other than the issue date, issue price and first payment date, as the Existing Notes and be secured by a security interest in the same collateral.
The Shared Services Agreement
The Shared Services Agreement, a copy of which is attached to this Information Statement as Annex A, provides, among other things, that in exchange for Wilks Brothers providing certain management and oversight advisory services to PF Holdings II, PF Holdings II agreed to pay Wilks Brothers the Services Fee, which is $7,000,000 annually, as a flat fee. Under the Shared Services Agreement: (i) the Services Fee is payable in cash in equal quarterly installments; (ii) Wilks Brothers shall issue quarterly invoices to PF Holdings II describing, in reasonable detail, the services provided in the previous quarter; (iii) each invoice shall be issued by Wilks Brothers on January 1, April 1, July 1, and October 1, respectively, for the prior quarterly period then-ended; (iv) PF Holdings II shall pay all undisputed amounts due to Wilks Brothers within seventy-five (75) days after PF Holdings II’s receipt of such invoice; and (v) PF Holdings II shall have no obligation to pay any invoice received later than ninety (90) days past the respective issuance date.
The Shared Services Agreement had an initial term of three years, from May 3, 2022 to May 3, 2025, and thereafter shall be automatically extended for additional one year terms unless (i) either party provides written notice of its desire to not automatically extend the term at least ninety (90) days prior to the end of the then-current term, or (ii) the Shared Services Agreement is sooner terminated in accordance with its terms.
The Letter Agreement
The Audit Committee reviewed the Letter Agreement in accordance with its charter and the Company’s Related Party Transactions Policy, and, on June 27, 2025, approved the payment of the Services Fee in shares of Class A Common Stock, to be determined by dividing $1,750,000 (or such lesser amount pursuant to the Letter Agreement) by the 10-day VWAP for the Class A Common Stock at the end of each quarter. On June 30, 2025, in connection with the June 2025 Financing Transactions and as a condition to closings under the Purchase Agreement, PF Holdings II and Wilks Brothers entered into the Letter Agreement, which amended the Shared Services Agreement.
The Letter Agreement, a copy of which is attached to this Information Statement as Annex B, provides, among other things, that the Services Fee shall not be payable in cash and instead shall be payable only in shares of Class A Common Stock until such time as PF Holdings and its Subsidiaries satisfy the Liquidity Condition — i.e., until such time as PF Holdings and its Subsidiaries have Liquidity (as defined in the ABL Credit Agreement) of at least $120,000,000, as determined based upon the calculations set forth in the most recently delivered Borrowing Base Certificate (as defined in the ABL Credit Agreement). Any payment of the Services Fee in shares of Class A Common Stock prior to the satisfaction of the Liquidity Condition will be determined by dividing $1,750,000 (subject to pro-ration as provided in the Letter Agreement) by the 10-day VWAP of the Class A Common Stock at the end of each quarter. Upon satisfaction of the Liquidity Condition, the Services Fee shall again become payable in cash, in accordance with the terms of the Shared Services Agreement (subject to pro-ration as provided in the Letter Agreement). Any payment of the Services Fee in shares of Class A Common Stock that is delayed as a result of the Approval Condition (discussed further below) having not yet been satisfied shall be payable in arrears in shares of Class A Common Stock upon satisfaction of the Approval Condition.
Payment of the Services Fee in shares of Class A Common Stock may be deemed to be an equity compensation or other arrangement under applicable Nasdaq rules, which require shareholder approval. The Letter Agreement further provides that, notwithstanding anything to the contrary contained therein, no payment of the Services Fee in shares of Class A Common Stock shall be made until the Approval Condition has been satisfied — i.e., until the Company has obtained shareholder approval for the payment of the Services Fee in shares of Class A Common Stock in accordance with applicable Nasdaq listing standards and has complied with applicable rules and regulations promulgated under the Exchange Act relating thereto, including without limitation, if applicable, Exchange Act Rule 14c-2’s information statement filing and transmittal requirements relating to corporate actions taken by written consent.
To satisfy the Approval Condition, (i) the Majority Stockholders executed the Written Consent, which satisfies Nasdaq’s shareholder approval requirements to approve the Corporate Action, and (ii) the Company prepared and is filing with the SEC and transmitting to its stockholders this Information Statement, in compliance with Exchange Act Rule 14c-2’s information statement filing and transmittal requirements relating to corporate actions taken by written consent.
Purpose of and Rationale for the Corporate Action
The execution, delivery and effectiveness of the Letter Agreement was a condition to closings under the Purchase Agreement and was entered into in connection with the June 2025 Financing Transactions. The Company believes that the benefits to the Company associated with the June 2025 Financing Transactions, which are expected to generate incremental liquidity in 2025 and reflect ProFrac’s proactive balance sheet management, would not have been available as negotiated without the Letter Agreement. The Company further believes that payment of the Services Fee in shares of Class A Common Stock, rather than cash, should improve “Liquidity” as defined in the ABL Credit Agreement, and help facilitate ongoing compliance by the Company’s borrower subsidiary with certain of its financial covenants. The Company further believes that payment of the Services Fee in shares of Class A Common Stock through the VWAP formula provided in the Letter Agreement — i.e., by dividing $1,750,000, which is one quarter of the annual $7,000,000 fee, by the 10-day VWAP of the Class A Common Stock at the end of each quarter (subject to pro-ration as provided in the Letter Agreement) — approximates the original payment structure provided for under the Shared Services Agreement, because the amount of shares to be paid each quarter will be determined at the time of each payment and will represent a then-current market valuation of the shares that is intended to equal each quarter’s cash payment provided for under the Shared Services Agreement. On [•] [•], 2025, the closing price of the Company’s Class A Common Stock on Nasdaq was $[•] per share.
The Company cannot assure you when, if ever, the Liquidity Condition will be satisfied, and, accordingly, the payment of the Services Fee in shares of Class A Common Stock could be indefinite. Upon satisfaction of the Liquidity Condition, the Services Fee shall again become payable in cash in accordance with the terms of the Shared Services Agreement (subject to pro-ration as provided in the Letter Agreement). Any payment of the Services Fee in shares of Class A Common Stock that is delayed as a result of the Approval Condition having not yet been satisfied shall be payable in arrears in shares of Class A Common Stock upon satisfaction of the Approval Condition.
Effect of the Corporate Action
The Company’s stockholders will experience dilution to the extent shares of Class A Common Stock are issued to Wilks Brothers as payment of the Services Fee under the Letter Agreement. When issued under the terms of the Letter Agreement, the additional shares of our Class A Common Stock will have the same rights and privileges as the shares of our Class A Common Stock that are currently authorized and outstanding.
The issuance to Wilks Brothers of shares of Class A Common Stock as payment of the Services Fee will increase the amount of our Class A Common Stock that each of Dan H. Wilks and Farris Wilks may be deemed to beneficially own under applicable SEC rules. Each such person disclaims beneficial ownership of any such equity securities except to the extent of his respective pecuniary interest therein, and nothing in this Information Statement shall be construed as an admission that any such person is the beneficial owner of any such equity securities.
In addition, the Principal Stockholders, through and together with certain entities owned by or affiliated with them, comprise the Majority Stockholders who approved the Corporate Action by executing the Written Consent.
The Corporate Action will not have any effect on the rights of existing stockholders, other than the changes to the relative beneficial ownership by the Principal Stockholders and certain of their affiliates of shares of the Company’s Class A Common Stock.
The Corporate Action shall be effective on or about [•] [•], 2025, or approximately 20 calendar days after this Information Statement is first distributed and made available to our stockholders.

No Vote Required
On September 19, 2025, the Majority Stockholders executed and delivered to us the Written Consent. The Written Consent constitutes the only stockholder approval required under the DGCL, our Charter and our Bylaws to approve the Corporate Action. Accordingly, no further vote of or action by our stockholders is required to approve the Corporate Action.
The foregoing summaries of the Shared Services Agreement and Letter Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Shared Services Agreement and Letter Agreement, a copy of each of which is attached to this Information Statement as Annex A and Annex B, respectively.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information regarding the beneficial ownership of our Class A Common Stock as of September 19, 2025, by:
•
each person or entity known to us to beneficially own more than 5% of our outstanding voting securities;

•
each of our directors;

•
each of our named executive officers; and

•
all of our directors and executive officers as a group.

The amounts of Class A Common Stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Accordingly, the amount of Class A Common Stock beneficially owned by a person can differ from the amount of issued and outstanding shares of Class A Common Stock owned and capable of being voted by such person as of any particular date. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power, which includes the power to vote or direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. In addition, a person is deemed to be the beneficial owner of securities that the person has the right to acquire within sixty days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.
The beneficial ownership percentages set forth in the table below are based on 180,871,183 shares of Class A Common Stock outstanding as of September 19, 2025.
All information with respect to beneficial ownership has been furnished by the respective stockholders, directors and executive officers, as the case may be. Unless otherwise noted, the mailing address of each listed beneficial owner under “5% Stockholders” and “Directors and Executive Officers” is c/o ProFrac Holding Corp., 333 Shops Boulevard, Suite 301, Willow Park, Texas 76087.
Name and Address of Beneficial Owners	Number of Shares of Common Stock Beneficially Owned	Percentage of Outstanding Common Stock
5% Stockholders:
THRC Holdings, LP(1)(3)	85,609,390	46.6%
FARJO Holdings, LP(2)(4)	64,306,075	35.0%
Directors and Named Executive Officers:
Matthew D. Wilks(6)	1,992,641	1.1%
Johnathan L. Wilks(6)	1,454,388	*
Matthew Greenwood(6)	142,817	*
Coy Randle(6)	662,647	*
Sergei Krylov(6)	73,488	*
Theresa Glebocki(6)	71,988	*
Stacy Nieuwoudt(6)	78,238	*
Gerald Haddock(6)	86,988	*
All directors and executive officers as a group (11 individuals)(5)	4,782,837	2.64%

*
Less than one percent

(1)
Based on information included in (i) the amendment to Schedule 13D filed on August 18, 2025 (the “August Schedule 13D/A”) by THRC Holdings, LP, a Texas limited partnership (“THRC Holdings”), THRC Management, LLC, a Texas limited liability company (“THRC Management”), Dan H. Wilks,

Farris Wilks, Jo Ann Wilks, Farris and Jo Ann Wilks 2022 Family Trust (the “Farris Trust”), a Texas irrevocable trust, FARJO Holdings, LP, a Texas limited partnership (“FARJO Holdings”), FARJO Management, LLC, a Texas limited liability company, Matthew D. Wilks, and Heavenly Father’s Foundation, a 501(c)(3) private foundation (the “Foundation”), and (ii) the Form 4 filed by THRC Holdings, THRC Management and Dan H. Wilks on August 18, 2025. THRC Holdings is the holder of 80,623,143 shares of Class A Common Stock. THRC Management is the general partner of THRC Holdings, and Dan H. Wilks is the sole member of THRC Management. Foundation is the holder of 3,219,733 shares of Class A Common Stock. Dan H. Wilks and his wife Staci Wilks are the trustees of the Foundation. Accordingly, Dan H. Wilks may be deemed to have or share beneficial ownership of the shares of Class A Common Stock held by THRC Holdings and the Foundation. The principal place of business for THRC Holdings and THRC Management is 17018 Interstate 20, Cisco, TX 76437. The principal place of business for the Foundation is 949 Highway 203, Cisco, TX 76437.
(2)
Based on the information included in (i) the August Schedule 13D/A and (ii) the Form 4 filed by Farris Wilks on August 18, 2025. The Farris Trust is the holder of 58,571,444 shares of Class A Common Stock, FARJO Holdings is the holder of 977,778 shares of Class A Common Stock, and Farris Wilks is the holder of 3,665,132 shares of Class A Common Stock reported herein. Farris Wilks and Jo Ann Wilks each serve as a trustee of the Farris Trust and, in such capacity, share dispositive power over the shares of Class A Common Stock owned by the Farris Trust. FARJO Management is the general partner of FARJO Holdings. Farris Wilks and his wife Jo Ann Wilks are the members of FARJO Management. Accordingly, Farris Wilks may be deemed to have or share beneficial ownership of the shares of Class A Common Stock owned by FARJO Holdings and the Farris Trust.

(3)
Gives effect to the 30,000 shares of Series A Preferred Stock purchased by THRC Holdings pursuant to the Purchase Agreement dated September 29, 2023 by and between the Company, THRC Holdings and FARJO Holdings (the “Purchase Agreement”) and 42,744 shares of Class A Common Stock issuable upon the exercise of warrants held by THRC Holdings to purchase shares of Class A Common Stock. The shares of Series A Preferred Stock are convertible in whole or in part into shares of our Class A Common Stock at a conversion ratio that is the quotient of: (i) the liquidation preference (as set forth in the Series A Certificate of Designation) as of the date of the conversion and (ii) the then applicable conversion price (which is initially set at $20.00, but may be adjusted from time to time, in accordance with the terms of the Series A Certificate of Designation). We cannot predict when, and how many, shares of our Class A Common Stock shall be issued upon the conversion of the Series A Preferred Stock or upon the conversion of additional shares of Series A Preferred Stock issuable as payment-in-kind dividends on such shares.

(4)
Gives effect to the 19,000 shares of Series A Preferred Stock purchased by FARJO Holdings pursuant to the Purchase Agreement. The shares of Series A Preferred Stock are convertible in whole or in part into shares of our Class A Common Stock at a conversion ratio that is the quotient of: (i) the liquidation preference (as set forth in the Series A Certificate of Designation) as of the date of the conversion and (ii) the then applicable conversion price (which is initially set at $20.00, but may be adjusted from time to time, in accordance with the terms of the Series A Certificate of Designation). We cannot predict when, and how many, shares of our Class A Common Stock shall be issued upon the conversion of the Series A Preferred Stock or upon the conversion of additional shares of Series A Preferred Stock issuable as payment-in-kind dividends on such shares.

(5)
Includes three executive officers not specifically named in the table.

(6)
Based on the information provided to the Company by the Reporting Person and the respective Reporting Person’s most recently filed Form 4.

DISSENTERS’ RIGHTS
Under the DGCL, our stockholders are not entitled to dissenters’ rights or appraisal rights with respect to the Corporate Action and we will not independently provide our stockholders with any such rights.
INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON
No director, officer, nominee for election as a director, or associate of any director, officer or nominee, has any substantial interest, direct or indirect, by security holdings or otherwise, in the Corporate Action, other than as discussed herein with regard to the Principal Stockholders, and entities owned by or affiliated with them.
EXPENSE OF INFORMATION STATEMENT
The expenses of mailing this Information Statement will be borne by us, including expenses in connection with the preparation and mailing of this Information Statement and all documents that now accompany or may after supplementing it. It is contemplated that brokerage houses, custodians, nominees, and fiduciaries will be requested to forward the Information Statement to the beneficial owners of our Class A Common Stock held of record by such persons and that we will reimburse them for their reasonable expenses incurred in connection therewith. Additional copies of this Information Statement may be obtained at no charge upon written or oral request to ProFrac’s principal executive offices at the following address and telephone number:
Attention: Investor Relations
ProFrac Holding Corp.
333 Shops Boulevard, Suite 301
Willow Park, TX 76087
(254) 776-3722
HOUSEHOLDING OF PROXY MATERIALS
The SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for information statements with respect to two or more stockholders sharing the same address by delivering a single information statement addressed to those stockholders. This process, commonly called “householding,” provides cost savings for companies. Some brokers household information statements, delivering a single information statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate information statement, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, please notify your broker.
Requests for additional copies of this Information Statement should be directed to ProFrac Holding Corp., 333 Shops Boulevard, Suite 301, Willow Park, TX 76087, Telephone: (254) 776-3722. If two or more stockholders sharing the same address are receiving multiple copies of this Information Statement, such stockholders can request delivery of a single copy of this Information Statement from ProFrac Holding Corp., 333 Shops Boulevard, Suite 301, Willow Park, TX 76087, Telephone: (254) 776-3722.
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This Information Statement and the documents to which we refer you in this Information Statement contain certain “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. Forward-looking statements include those that express a belief, expectation or intention, as well as those that are not statements of historical fact. These forward-looking statements may be accompanied by words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “outlook,” “plan,” “potential,” “predict,” “project,” “will,” “should,” “could,” “would,” “likely,”

“future,” “budget,” “pursue,” “target,” “seek,” “objective,” or similar expressions that are predictions of or indicate future events or trends that do not relate to historical matters. Such forward-looking statement include, without limitation: statements regarding the anticipated benefits to the Company and its subsidiaries of paying the Services Fee in shares of Class A Common Stock rather than cash, which anticipated benefits include, without limitation, enhanced liquidity and improved ability to comply with debt covenants; the time period that the Company may be required to issue shares of Class A Common Stock pursuant to the Letter Agreement; the number of shares that may be issued pursuant thereto; the Company’s ability to meet its financial covenants under its various financing facilities; and the sufficiency of the Company’s capital and liquidity under its current and any new or amended financing arrangements. Any such statements are subject, among other things, to the risks and uncertainties of the Company’s business and the volatility of the price of its Class A Common Stock. The Company cannot assure: when, if ever, the Company would be permitted under the Letter Agreement or otherwise to resume paying the Services Fee in cash; the price of its Class A Common Stock or the number of shares of Class A Common Stock that may be required to be issued on each payment date; the extent of the dilutive impact as a result of such issuances; whether the Company will be able to continue to meet its covenants under its various financing facilities, including as such financing facilities may be amended, replaced or supplemented from time to time; or that the Company will be able to obtain sufficient financing on timely, favorable terms, if at all, if and when the Company deems it necessary or advisable to do so.
The forward-looking statements in this Information Statement speak only as of the date of this Information Statement, or such other date as specified herein. Forward-looking statements are not assurances of future performance and involve risks and uncertainties. We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. We disclaim any obligation to update these statements unless required by law, and we caution you not to place undue reliance on them.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and special reports, proxy statements and other information with the SEC. The periodic reports and other information we have filed with the SEC, may be inspected and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington DC 20549. You may obtain information as to the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website (www.sec.gov) that contains reports, proxy statements and other information about issuers, including ProFrac, who file electronically with the SEC. Documents filed with the SEC by ProFrac are available free of charge on the investor relations portion of the ProFrac website at https://ir.pfholdingscorp.com. The information contained in, or that can be accessed through, our website is not part of this Information Statement.

Annex A
Shared Services Agreement
This Shared Services Agreement (this “Agreement”), dated as of May 3, 2022 (the “Effective Date”), is by and between Wilks Brothers, LLC, a Texas limited liability company (“Wilks”) and ProFrac Holdings II, LLC, a Texas limited liability company (“ProFrac”). Wilks and ProFrac may be referred to in this Agreement separately as a “Party” or collectively as the “Parties.”
1.   Scope
1.1   Subject to the terms and conditions of this Agreement, Wilks shall provide to ProFrac the services set forth in Exhibit A-1, and any services that are incidental or reasonably related thereto but not specifically described therein (the “Primary Services”). In addition to the Services, Wilks shall provide, if requested by ProFrac, those additional services (the “Additional Services”) set forth in Exhibit A-2, and any services that are incidental or reasonably related thereto but not specifically described therein, at no cost. Collectively, the Services and Additional Services shall be referred to herein as the “Services”. Nothing in this Agreement shall prevent ProFrac from performing for itself or acquiring from other providers the same or similar services, nor prevent Wilks from providing the same or similar services to other parties. Any changes to the scope of Services must be agreed by the Parties in a written amendment in accordance with Section 9.6. This Agreement governs all Services performed by Wilks for ProFrac.
2.   Wilk’s Obligations.
2.1   Wilks shall provide the Services, (a) in accordance with the terms and subject to the conditions set forth in this Agreement; (b) using personnel of required skill, experience, and qualifications; (c) in a timely, workmanlike, and professional manner; (d) in compliance with applicable law and (e) with at least the same effort, skill, and standard of care as would be expected from a third party pursuant to an arms-length transaction consistent with generally recognized industry practices (the “Operating Standard”).
2.2   Wilks shall cause its or its affiliates’ employees (collectively, the “Employees”) and, as may be reasonably required, its and their agents, independent contractors, consultants or other independent third parties, to devote such time and effort to the Services designated in Exhibit A-2 as (a) “Business Necessity Services” and (b) “General Advisory Services” of ProFrac as shall be reasonably necessary to perform the Services in accordance with the Operating Standard.
2.3   Wilks shall cause the following individuals to exclusively provide the “Management and Oversight Services” (as designated in Exhibit A-1) to ProFrac: Dan Wilks and Farris Wilks (“Certain Consultants”). Such “Management and Oversight Services” shall be provided by the Certain Consultants in accordance with the Operating Standard. Additionally, and without limitation, the Certain Consultants are required to meet with ProFrac on a monthly basis for not less than three (3) hours per month to (a) review and analyze the current operations of ProFrac, and make recommendations regarding modifications to such operations that will improve profitability and increase cash flow; (b) review ProFrac’s current sales and marketing strategies and, if appropriate, make suggestions for improvement of these strategies; (c) review other aspects of ProFrac’s operations, including, but not limited to, overhead and general and administrative expenses, and, if appropriate, make suggestions for improvement in these areas; and (d) analyze and provide advice regarding ProFrac’s strategic plans. From time to time and upon request by ProFrac, Wilks shall provide a detailed, written report of the Certain Consultants’ advice and analysis of the foregoing matters, including specific recommendations for action to be taken by ProFrac, and suggestions for implementation, together with such supporting information and schedules as may be necessary to permit ProFrac’s Board of Directors (the “Board”) to evaluate such recommendations (the “Quarterly Reports”). Wilks shall provide such Quarterly Reports at least thirty (30) days prior to the end of each fiscal quarter of ProFrac. In addition to the Quarterly Report, the Certain Consultants shall provide interim reports at the request of the Board or ProFrac, which requests shall not be made more often than once each month during the Term of this Agreement.

2.4   Notwithstanding any other provision of this Agreement, Wilks shall not be required to provide a Service to the extent the provision thereof would violate or contravene any applicable law. To the extent that the provision of any such Service would violate any applicable law, the Parties agree to work together in good faith to provide such Service in a manner which would not violate any law, and, if such Service cannot be provided, negotiate in good faith an equitable adjustment to the Services Fee (defined below).
3.   Term and Termination.
3.1   Term; Renewal.   This Agreement shall commence as of the Effective Date and shall continue thereafter for a period of three (3) years (the “Initial Term”), provided that this Agreement shall be automatically extended for additional one year terms (the “Additional Terms” and, together with the Initial Term, the “Term”) unless (i) either Party provides written notice of its desire to not automatically extend the term of this Agreement at least ninety (90) days prior to end of the Initial Term or the then-current Additional Term, as the case may be, or (ii) this Agreement is sooner terminated in accordance with this Section 3.
3.2   Termination for Cause.   Either Party may terminate this Agreement, effective upon written notice to the other Party (the “Defaulting Party”), if the Defaulting Party (a) materially breaches this Agreement; (b) becomes insolvent; (c) admits its inability to pay its debts generally as they become due; (d) becomes subject to any bankruptcy proceeding; (e) is dissolved or liquidated; (f) makes a general assignment for the benefit of creditors; or (g) has a receiver, trustee, custodian, or similar agent appointed by court order to take charge of or sell any material portion of its property or business.
3.3   Effects of Termination.   Upon termination of this Agreement for any reason, (a) Wilks shall: (i) deliver to ProFrac all documents, work product, and other materials, whether or not complete, prepared by or on behalf of Wilks in the course of performing the Services; (ii) return to ProFrac all ProFrac-owned property, equipment, or materials in its possession or control; (iii) provide reasonable cooperation and assistance to ProFrac in transitioning the Services to an alternate service provider and (iv) return or destroy all documents and tangible materials (and any copies, physical or electronic) containing, reflecting, incorporating or based on ProFrac’s Confidential Information and, upon request, certify in writing that it has done so; and (b) ProFrac shall pay Wilks a pro rata portion of the Services Fee (based on the number of days expired during the applicable quarterly period prior to such termination relative to the total number of days in such quarterly period) for the Services actually rendered during such prior quarterly period.
3.4   Survival.   The rights and obligations of the Parties set forth in Section 3.3, this Section 3.4, Section 5, Section 6, Section 7, Section 8, and any right or obligation of the Parties in this Agreement which, by its nature, should survive termination or expiration of this Agreement, will survive any such termination or expiration of this Agreement.
4.   Fees; Payment Terms.
4.1   Fees.   In consideration of the provision of the Services by Wilks pursuant to this Agreement, ProFrac shall pay Wilks $7,000,000 annually as a flat fee (the “Services Fee”) payable in equal quarterly installments in accordance with Section 4.2. For the avoidance of doubt, all Additional Services that ProFrac requests from the Wilks shall be offered at no cost to ProFrac.
4.2   Invoicing and Payment.   Wilks shall issue quarterly invoices to ProFrac describing, in reasonable detail, the Services provided in the previous quarter. Each invoice shall be issued by Wilks on January 1, April 1, July 1, and October 1, respectively, for the prior quarterly period then-ended. ProFrac shall pay all undisputed amounts due to Wilks within seventy-five (75) days after ProFrac’s receipt of such invoice. Profrac shall have no obligation to pay any invoice received later than ninety (90) past the respective issuance date.
5.   Intellectual Property.
5.1   Notwithstanding anything to the contrary herein, Wilks hereby assigns to ProFrac all worldwide right, title, and interest in and to Intellectual Property (defined below) created, made,

conceived, reduced to practice, or authored by Wilks, or any persons provided by Wilks either solely or jointly with others, during the performance of the Services or with the use of information, materials, or facilities of ProFrac received by Wilks during the Term.
Wilks shall promptly disclose to ProFrac all Intellectual Property created by Wilks during the term of this Agreement. Wilks shall execute or cause to be executed, all documents and perform such acts as may be necessary, useful or convenient to secure for ProFrac statutory protection throughout the world for all Intellectual Property assigned to ProFrac pursuant to this Section.
5.2   Without limiting the generality of the foregoing, all writings or works of authorship, including, without limitation, any Quarterly Reports or interim reports, together with any associated copyrights, produced or authored by Wilks in the course of performing Services, are works made for hire and the exclusive property of ProFrac.
5.3   “Intellectual Property” means all works, including literary works, pictorial, graphic, and sculptural works, architectural works, works of visual art, and any other work that may be the subject matter of copyright protection; advertising and marketing concepts; information; data; formulas; designs; models; drawings; computer programs; including all documentation, related listings, design specifications, and flowcharts, trade secrets, and any inventions including all processes, machines, manufactures and compositions of matter and any other invention that may be the subject matter of patent protection; and all statutory protection obtained or obtainable thereon.
6.   Confidential Information.
6.1   All non-public, confidential or proprietary information of ProFrac, including, but not limited to, information about ProFrac’s business affairs, products, services, methodologies, confidential intellectual property, trade secrets, third-party confidential information, and other sensitive or proprietary information (“Confidential Information”), disclosed by ProFrac (the “Disclosing Party”) to Wilks (the “Receiving Party”), whether disclosed orally or disclosed or accessed in written, electronic, or other form or media, or otherwise learned by the Receiving Party in connection with this Agreement is confidential, solely for use in performing this Agreement and may not be disclosed or copied unless authorized by the Disclosing Party in writing. The Receiving Party shall protect and safeguard the confidentiality of the Disclosing Party’s Confidential Information with at least the same degree of care as the Receiving Party would protect its own Confidential Information, but in no event with less than a commercially reasonable degree of care. Receiving Party’s obligations of confidentiality hereunder shall not extend to any information that: (a) is or becomes generally available to the public other than as a result of the Receiving Party’s breach of this Agreement; (b) is obtained by the Receiving Party on a non-confidential basis from a third-party that was not legally or contractually restricted from disclosing such information; (c) the Receiving Party establishes by documentary evidence, was in its possession prior to the Disclosing Party’s disclosure hereunder or (d) was or is independently developed by the Receiving Party without using any of the Disclosing Party’s Confidential Information.
6.2   Receiving Party may disclose Confidential Information if and to the extent that such disclosure is required by applicable law, regulation, or court order, provided that Receiving Party (a) uses reasonable efforts, at Disclosing Party’s expense, to limit the disclosure by means of a protective order or a request for confidential treatment and (b) provides Disclosing Party a reasonable opportunity to review, if permitted, the disclosure before it is made and to interpose its own objection to the disclosure.
6.3   The Receiving Party shall be responsible for any breach of this Section 6 caused by any of its employees, contractors, agents, representatives, or those of its affiliates. At the Disclosing Party’s written request, the Receiving Party shall promptly return, and shall return to the Disclosing Party or destroy all copies, whether in written, electronic or other form or media, of the Disclosing Party’s Confidential Information and, if destroyed, issue to the Disclosing Party a certificate of destruction within ten (10) days of any such request.
7.   Representations and Warranties.
7.1   Mutual.   Each Party represents and warrants to the other Party that: (a) it has the full right, power, and authority to enter into this Agreement, to grant the rights and licenses granted hereunder and to perform its obligations hereunder; and (b) when executed and delivered by such Party, this Agreement will constitute the legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms.
8.   LIMITATION OF LIABILITY.   EXCEPT FOR LIABILITY ARISING FROM SECTIONS 5 AND 6, NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY LOSS OF USE, REVENUE, PROFIT, OR LOSS OF DATA OR FOR ANY CONSEQUENTIAL, INCIDENTAL, INDIRECT, EXEMPLARY, SPECIAL, OR PUNITIVE DAMAGES WHETHER ARISING OUT OF BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE) OR OTHERWISE.
9.   Miscellaneous.
9.1   Independent Contractors.   The Parties are independent contractors, and nothing contained in this Agreement shall be construed as creating any agency, partnership, joint venture or other form of joint enterprise, employment, or fiduciary relationship between them. Neither Party shall be authorized to contract for or bind the other Party in any manner whatsoever. Wilks’ Employees shall not be eligible for and shall not receive any employee benefits from ProFrac or its affiliates and shall be solely responsible for the payment of all taxes, FICA, federal and state unemployment insurance contributions, state disability premiums, and all similar taxes and fees relating to the fees earned by Wilks hereunder.
9.2   Notice.   All notices, requests, consents, claims, demands, waivers, and other communications hereunder (each, a “Notice”) shall be in writing and addressed to the Parties at the addresses set forth below (or to such other address that may be designated by the receiving Party from time to time in accordance with this Section). All Notices shall be delivered by personal delivery, nationally recognized overnight courier, facsimile, email (with confirmation of transmission), or certified or registered mail (in each case, return receipt requested, postage pre-paid). Except as otherwise provided in this Agreement, a Notice is effective only (a) upon receipt by the receiving Party; and (b) if the Party giving the Notice has complied with the requirements of this Section.
If to WILKS:
Wilks Brothers, LLC
17018 Interstate 20
Cisco, Texas 76437
Attention: General Counsel
Email: legal@wilksbrothers.com
If to ProFrac:
ProFrac Holdings II, LLC
c/o ProFrac Holdings, Corp.
333 Shops Blvd. Suite 301
Willow Park, Texas 76087
Attn: Chief Legal Officer
With email copy to robert.willette@profrac.com
9.3   Entire Agreement; Order of Precedence.   This Agreement and any other documents incorporated herein by reference, constitutes the sole and entire agreement of the Parties with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. In the event of conflict, this Agreement shall control unless expressly agreed otherwise in a writing signed by authorized representatives of both Parties.
9.4   Assignment.   Neither Party may directly or indirectly assign, transfer, or delegate any or all of its rights or obligations under this Agreement, voluntarily or involuntarily, including by operation of law, without the prior written consent of the other Party; provided, that ProFrac may assign this Agreement to one or more of its affiliates. No assignment shall relieve the assigning Party of any of its obligations hereunder. Any attempted assignment, transfer or other conveyance in violation of the foregoing shall be null and void. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns.
9.5   No Third-Party Beneficiaries.   This Agreement is for the sole benefit of the Parties and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person any legal or equitable right, benefit, or remedy of any nature whatsoever, under or by reason of this Agreement.
9.6   Amendment and Modification; Waiver.   This Agreement may be amended, modified, or supplemented only by an agreement in writing signed by each Party. No failure to exercise any rights, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof.
9.7   Severability.   No invalidity, illegality, or unenforceability of any provision herein in any jurisdiction, shall affect any other term or provision of this Agreement or invalidate or render such provision unenforceable in any other jurisdiction. If any provision is determined to be invalid, illegal, or unenforceable, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible.
9.8   Governing Law: Submission to Jurisdiction.   This Agreement shall be governed by and construed in accordance with the internal laws of the State of Texas without giving effect to any choice or conflict of law provision or rule that would cause the application of laws of any other jurisdiction. Any legal suit, action, or proceeding arising out of or related to this Agreement or the Services provided hereunder shall be instituted exclusively in the state or federal courts in Tarrant County, Texas, and each Party irrevocably: (a) submits to the exclusive jurisdiction of such courts; and (b) waives any objection to such courts based on venue or inconvenience.
9.9   Equitable Relief; Cumulative Remedies.   Each Party acknowledges that a breach of Section 5 (Intellectual Property Rights) or Section 6 (Confidentiality) may cause the non-breaching Party irreparable damages, for which an award of damages would not be adequate compensation. In the event of such breach or threatened breach, the non-breaching Party will be entitled to seek equitable relief without the requirement to post bond. Except as expressly set forth in this Agreement, the right and remedies under this Agreement are cumulative and in addition to any other rights or remedies available at law or in equity or otherwise.
9.10   Counterparts.   This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.
SIGNATURE PAGE FOLLOWS

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.
WILKS BROTHERS, LLC
By:
/s/ Dan H. Wilks

Name: Dan H. Wilks
Title:  Manager
PROFRAC HOLDINGS II, LLC
By:
/s/ James Coy Randle, Jr.

Name: James Coy Randle, Jr.
Title:  Chief Operating Officer

EXHIBIT A
SCHEDULE OF SERVICES
Wilks personnel will provide the below consulting, technical and administrative services:
A-1 — Primary Services
Management and Oversight Advisory Services
Managerial and operational advisory
Strategic initiatives and transaction advisory
A-2 — Additional Services
General Advisory Services
Ad valorem and property tax valuation and administration
Federal and state income tax and accounting consulting
Business Necessity Services
IT and management information and computer processing systems support
Payroll and human resources administration

Annex B
June 30, 2025
ProFrac Holdings II, LLC
c/o ProFrac Holdings, Corp.
333 Shops Blvd. Suite 301
Willow Park, Texas 76087
Attn:
Matthew D. Wilks, Executive Chairman
Austin Harbour, Chief Financial Officer
Steven Scrogham, Chief Legal Officer

Re:
Shared Services Agreement — Services Fee

Dear Matt and Steve:
Reference is hereby made to (i) that certain Shared Services Agreement (the “Services Agreement”), dated as of May 3, 2022 (the “Effective Date”), by and between Wilks Brothers, LLC, a Texas limited liability company (“Wilks”) and ProFrac Holdings II, LLC, a Texas limited liability company (“Holdings II”); and (ii) that certain Credit Agreement, dated March 4, 2022, among ProFrac Holdings, LLC, a Texas limited liability company (“Holdings”), Holdings II, the other guarantors party thereto, the lenders party thereto, and the ABL Agent (as defined below), as amended, restated, amended and restated, supplemented or otherwise modified from time to time (the “Existing ABL Credit Agreement”).
For purposes of this letter agreement (this “Letter Agreement”): (i) Wilks and Holdings II may be referred to separately as a “Party” or collectively as the “Parties”; (ii) “ABL Agent” means JPMorgan Chase Bank, N.A., as administrative agent and collateral agent under the Existing ABL Credit Agreement, and, if JPMorgan Chase Bank, N.A. is no longer serving in such capacity, any other administrative and/or collateral agent under any ABL Credit Agreement (as defined herein); (iii) “ABL Credit Agreement” means the Existing ABL Credit Agreement and any credit agreement that refinances and/or replaces the Existing ABL Credit Agreement, as any such credit agreement may be amended, restated, amended and restated, supplemented or otherwise modified from time to time; (iv) “Liquidity” means Liquidity, as defined in the ABL Credit Agreement or, if not so defined in the ABL Credit Agreement, as any analogous term is defined therein; and (v) capitalized terms used but not otherwise defined in this Letter Agreement have the meanings ascribed to them in the Services Agreement.
Pursuant to Section 9.6 of the Services Agreement, the Services Agreement may be amended, modified, or supplemented by an agreement in writing signed by each Party.
Notwithstanding anything in the Services Agreement to the contrary, the Parties hereby acknowledge and agree that the Services Fee required to be paid under the Services Agreement shall not be payable in cash and instead shall by payable only in shares of ProFrac Holding Corp. (the “Parent”) Class A common stock (“ProFrac Stock”) until such time as Holdings and its Subsidiaries (as defined in the ABL Credit Agreement) have Liquidity of at least $120,000,000, as determined based upon the calculations set forth in the most recently delivered Borrowing Base Certificate (as defined in the ABL Credit Agreement) (the “Liquidity Condition”). Any payment of the Services Fee in ProFrac Stock prior to the satisfaction of the Liquidity Condition will be determined by dividing $1,750,000 (or such lesser amount pursuant to the immediately following paragraph) by the 10-day Volume-Weighted Average Price (“VWAP”) for the ProFrac Stock at the end of each quarter. Notwithstanding anything to the contrary contained herein, no payment of the Services Fee in ProFrac Stock shall be made until Parent has obtained shareholder approval therefor in accordance with applicable listing standards of The Nasdaq Stock Market LLC and has complied with applicable rules and regulations promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), relating thereto, including without limitation, if applicable,
Exchange Act Rule 14c -2’s information statement filing and transmittal requirements relating to corporate actions taken by written consent (the “Approval Condition”). Any payment of the Services Fee in ProFrac Stock that is delayed as a result of the Approval Condition having not yet been satisfied shall be payable in arrears in ProFrac Stock upon satisfaction of the Approval Condition.

B-1

Upon satisfaction of the Liquidity Condition, the Services Fee shall again become payable in cash in accordance with the terms of the Services Agreement; provided, that the Services Fee for any quarter during which the Liquidity Condition is satisfied for only a portion of such quarter shall be pro-rated and payable in cash only for each full month (to the extent the Borrowing Base Certificate is then deliverable once per month) or each week (to the extent the Borrowing Base Certificate is then deliverable weekly) during which the Liquidity Condition was satisfied (and shall be payable in ProFrac Stock for each month or week during which the Liquidity Condition was not satisfied).
Except as otherwise expressly set forth in this Letter Agreement, nothing herein shall be deemed to constitute an amendment, modification, supplement or waiver of any of the provisions of the Services Agreement, which shall remain in full force and effect. This Letter Agreement shall be governed by and construed in accordance with the internal laws of the State of Texas without giving effect to any choice or conflict of law provision or rule that would cause the application of laws of any other jurisdiction. Any legal suit, action, or proceeding arising out of or related to this Letter Agreement shall be instituted exclusively in the state or federal courts in Tarrant County, Texas, and each Party irrevocably: (a) submits to the exclusive jurisdiction of such courts; and (b) waives any objection to such courts based on venue or inconvenience. This Letter Agreement may be amended, modified, or supplemented only by an agreement in writing signed by each Party. No failure to exercise any rights, remedy, power or privilege arising from this Letter Agreement shall operate or be construed as a waiver thereof. This Agreement and any other documents incorporated herein by reference, constitutes the sole and entire agreement of the Parties with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. In the event of conflict, this Agreement shall control unless expressly agreed otherwise in a writing signed by authorized representatives of both Parties. This Letter Agreement shall terminate upon the Liquidity Condition being satisfied. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e- mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.
[Signature Page Follows]

B-2

If the foregoing is acceptable to you, please signify your agreement by executing on the space indicated below.
WILKS BROTHERS, LLC
By:
/s/ Dan H. Wilks

Name: Dan H. Wilks
Title:  Manager
Acknowledged and agreed
as of the date first set forth above:
PROFRAC HOLDINGS II, LLC
By:
/s/ Austin Harbour

Name: Austin Harbour
Title:  Chief Financial Officer